                                                                   EXHIBIT 10.13




                                SOUTHERN STATES

                     DIRECTORS DEFERRED COMPENSATION PLAN

                     (As Restated Effective July 1, 1989)

                                              Including:

                                           1.    First Amendment
                                                 (Effective July 1, 1995)

                              TABLE OF CONTENTS
                              -----------------

                                                                                                 Page
                                                                                                 ----
                                        ARTICLE I
                                   Definition of Terms
                                   -------------------

1.1    Administrator........................................................................       1
1.2    Beneficiary..........................................................................       1
1.3    Benefit Commencement Date............................................................       1
1.4    Benefit Schedule.....................................................................       1
1.5    Board................................................................................       1
1.6    Code ................................................................................       1
1.7    Compensation.........................................................................       1
1.8    Corporation..........................................................................       1
1.9    Deferral Account.....................................................................       1
1.9(a) Insured Deferral Account.............................................................       2
1.9(b) Plan Deferral Account................................................................       2
1.10   Deferral Benefit.....................................................................       2
1.11   Deferral Contributions...............................................................       2
1.12   Deferral Cycle.......................................................................       2
1.13   Deferral Cycle Amount................................................................       2
1.14   Director.............................................................................       2
1.15   Effective Date.......................................................................       2
1.16   Eligible Director....................................................................       2
1.17   Participant..........................................................................       2
1.18   Plan ................................................................................       2
1.19   Plan Sponsor.........................................................................       3
1.20   Plan Year............................................................................       3
1.20A  Rabbi Trust .........................................................................
1.21   Rate of Return.......................................................................       3
1.22   Scheduled Death Benefit..............................................................       3

                                        ARTICLE II
                               Eligibility and Participation
                               -----------------------------

2.1    Eligibility..........................................................................       3
2.2    Notice and Election Regarding Active Participation...................................       4
2.3    Commencement of Active Participation.................................................       4
2.4    Length of Participation..............................................................       4

                                           ARTICLE III
            Deferral Election, Deferral Account and Adjustments and Benefit Schedules
            -------------------------------------------------------------------------

3.1    Deferral Account.....................................................................       5
3.2    Deferral Election....................................................................       5
3.3    Termination of Deferral Election and Completion of Contribution
        of Deferred Cycle Amount............................................................       6
3.4    Crediting of Deemed Earnings to Deferral Accounts....................................       6

3.5    Equitable Adjustment in Case or Error or Omission.................   6
3.6    Statement of Deferral Account Balance.............................   6
3.7    Issuance of Benefit Schedule......................................   6

                                  ARTICLE IV
                                    Vesting
                                    -------

4.1    Vesting...........................................................   7

                                   ARTICLE V
                                    Funding
                                    -------

5.1    Funding...........................................................   7
5.2    Use of Rabbi Trust Permitted......................................   8

                                  ARTICLE VI
                              Payment of Benefits
                              -------------------

6.1    Deferral Benefit..................................................   8
6.2    Time and Form Payment of Insured Deferral Account.................   8
6.3    Time and Form of Payment of Plan Deferral Account.................   8
6.4    Acceleration of Time or Form of Payment...........................   9
6.5    Early Withdrawal Rights...........................................   9
6.6    Benefit Determination and Payment Procedure.......................   9
6.7    Payments to Minors and Incompetents...............................   9
6.8    Distribution of Benefit When Distributee Cannot Be Located........  10

                                  ARTICLE VII
                            Beneficiary Designation
                            -----------------------

7.1    Beneficiary Designation...........................................  10

                                 ARTICLE VIII
                              Plan Administrator
                              ------------------

8.1    Plan Administrator................................................  10
8.2    Power and Authority of Administrator..............................  10

                                  ARTICLE IX
                       Amendment and Termination of Plan
                       ---------------------------------

9.1    Amendment or Termination of the Plan..............................  11

                                   ARTICLE X
                      Adoption by Additional Corporations
                      -----------------------------------

10.1   Adoption by Additional Corporations..............................   11


                                  ARTICLE XI
                                 Miscellaneous
                                 -------------
11.1    Non-assignability..............................................    11
11.2    Right to Require Information and Reliance Thereon..............    11
11.3    Notices and Elections..........................................    11
11.4    Delegation of Authority........................................    11
11.5    Service of Process.............................................    11
11.6    Governing Law..................................................    11
11.7    Binding Effect.................................................    12
11.8    Severability...................................................    12
11.9    No Effect on Employment Agreement..............................    12
11.10   Gender and Number..............................................    12
11.11   Titles and Captions............................................    12

        This restatement of the DIRECTORS DEFERRED COMPENSATION PLAN (hereinafter the "Plan") is adopted the day of , 1989 by SOUTHERN STATES COOPERATIVE, INCORPORATED, a Virginia corporation (hereinafter called the "Plan Sponsor");

                              W I T N E S S E T H:
                              - - - - - - - - - -
        WHEREAS, the Plan Sponsor deems it desirable to amend and restate the Plan as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the Plan is amended and restated as herein set forth:


                                   ARTICLE I
                              Definition of Terms
                              -------------------

        The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

        1.1 "Administrator": The Plan Administrator provided for in Article VIII hereof.

        1.2 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to Article VII to receive benefits under the Plan attributable to such Participant after the death of such Participant.

        1.3 "Benefit Commencement Date": The first day of the first period for which a Participant's Deferral Benefit, if any, under the Plan commences to be paid as specified in Article VI. There may be separate Benefit Commencement Dates for different benefits under the Plan.

        1.4 "Benefit Schedule": The exhibit or schedule, provided initially or after revision, attached to a Participant's Deferral Election with respect to a Deferral Cycle for the purpose of specifying the amount and calculation of both the Participant's Scheduled Death Benefit for such Deferral Election and the Rate of Return with respect to such Deferral Election and such other information as the Administrator deems appropriate. Benefit Schedules may be provided with estimated figures so long as final Benefit Schedules for a Deferral Cycle are provided within a reasonable time after the beginning of the Deferral Cycle.

        1.5 "Board": The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Corporation and its Directors, in which event it shall mean the present and any succeeding Board of Directors of that Corporation.

        1.6 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

        1.7 "Compensation": A Participant's retainers, fees and other remuneration for personal services rendered to the Corporation as an Eligible Director and otherwise payable currently in cash, but exclusive of expense allowances and reimbursements and amounts previously deferred under this Plan.

        1.8 "Corporation": Southern States Cooperative, Incorporated, a Virginia corporation, and any of its subsidiaries, affiliates, and other related corporations (whether by management agreement or ownership) approved by the Board of the Plan Sponsor for participation in and adopting the Plan.

        1.9 "Deferral Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to Deferral Contributions under the Plan. The Deferral Account of a Participant consists of two subdivisions, as follows:

        1.9(a) "Insured Deferral Account": The Participant's account balance, if any, under the Plan attributable to:

              (i) His Deferral Contributions made to the Plan with respect to Compensation earned prior to July 1, 1989, but only if he elects in or as part of a Deferral Election filed for a Deferral Cycle to have such deferred amount applied to a Deferral Cycle, and

              (ii) His Deferral Contributions made to the Plan with respect to Compensation earned after June 30, 1988, unless the Participant elects that such contributions shall be allocated to the Plan Deferral Account.

Separate subdivisions of the Insured Deferral Account shall be maintained to reflect Deferral Contributions made with respect to different Deferral Cycles.

        1.9(b) "Plan Deferral Account": The Participant's account balance, if any, under the Plan attributable to his Deferral Contributions made with respect to Compensation earned prior to July 1, 1989 (unless he elects otherwise) and his Deferral Contributions made with respect to Compensation earned after June 30, 1989 and which the Participant elects to allocate to the Plan Deferral Account.

        1.10 "Deferral Benefit": The deferred amount due a Participant or his Beneficiary under the Plan, as determined by the balance in the Participant's Deferral Account.

        1.11 "Deferral Contributions": That portion of a Participant's Compensation which is deferred under the Plan

        1.12 "Deferral Cycle": A period of three (3), or such other number as the Plan Administrator may provide or permit in a Participant's Deferral Election, years each beginning on July 1 during which it is intended that the Participant contribute a stated Deferral Cycle Amount to the Plan.

              (i) A Deferral Cycle is identified by the first Plan Year in which the Deferral Cycle begins and, when determined to be appropriate by the Administrator, by the last Plan Year in which the Deferral Cycle ends.

              (ii) A Participant may not have more than one Deferral Cycle in effect at any time.

        1.13 "Deferral Cycle Amount": With respect to a Deferral Cycle, the Deferral Contributions which a Participant states, in his first or timely amended Deferral Election for the Deferral Cycle, he intends to contribute for each year of the Deferral Cycle.

        1.14 "Director": An individual who is employed as a member of the Board.

        1.15 "Effective Date": The Effective Date of the Plan is May 1, 1987. The Effective Date of this restatement of the Plan is July 1, 1989.

        1.16 "Eligible Director": A Director who is not a common law employee of the Corporation.

        1.17 "Participant": An Eligible Director who elects to participate in the Plan for so long as he is considered a Participant as provided in Article II of the Plan. Participants may be classified as Active or Inactive Participants as provided in Article II.

        1.18 "Plan": This document, as contained herein or duly amended, which shall be known as "Southern States Directors Deferred Compensation Plan".

        1.19 "Plan Sponsor": Southern States Cooperative, Incorporated, a Virginia corporation or its corporate successor.

        1.20    "Plan Year": The calendar year.

        1.20A   "Rabbi Trust": A trust fund described in paragraph 5.2 and established or maintained for the Plan.

        1.21    "Rate of Return":

        1.21(a) With respect to:

              (i) A Participant's Insured Deferral Account and each subdivision thereof reflecting Deferral Contributions made for different Deferral Cycles, the annual interest rate contained in the Participant's Benefit Schedule pertaining thereto.

              (ii) A Participant's Plan Deferral Account, the interest rate paid on new debentures sold by the Plan Sponsor during its fiscal year ending with or within the Plan Year, or in the absence of such debenture rate, the daily average rate of interest charged by the National Bank for Cooperatives, Baltimore Region for variable term loans during the Plan Year.

        1.21(b) The Administrator shall have the power to increase, but not decrease, the Rate of Return for a Plan Year after the rate is initially established and communicated to Participants.

        1.21(c) The Administrator may, but need not, establish a Rate of Return that is guaranteed for a period or periods. Any guarantee may vary from Plan Year to Plan Year, from Deferral Cycle to Deferral Cycle, from Participant to Participant, or on such other basis as the Administrator may determine from time to time.

        1.22 "Scheduled Death Benefit": A listing in a Participant's Benefit Schedule of the anticipated death benefit(s) payable to or with respect to the Participant and the Deferral Cycle and determined on the basis of applicable facts including the Participant's age and the Rate of Return, assumed insurability, assumed completion of the contribution of the Deferral Cycle Amount with respect to which the Benefit Schedule is prepared and such other factors as the Administrator deems appropriate.


                                  ARTICLE II
                         Eligibility and Participation
                         -----------------------------

        2.1     Eligibility. Each Eligible Director shall be eligible to
                -----------
participate in the Plan and to defer Compensation hereunder.

        2.2     Notice and Election Regarding Active Participation.
                --------------------------------------------------

        2.2(a) The Administrator shall give notice of eligibility to each Director who is anticipated to be eligible to be an Active Participant and make Deferral Contributions to the Plan as follows:

              (i) In the case of a Director anticipated to be eligible to make a Deferral Election for allocation to the Insured Deferral Account as of the first day of a Deferral Cycle, within a reasonable period of time prior to the beginning of each such Deferral Cycle.

              (ii) In the case of a Director anticipated to be eligible to make a Deferral Election for allocation to the Plan Deferral Account as of the first day of any calendar month, within a reasonable period of time prior to the beginning of the first such calendar month for which he is eligible.

        2.2(b) In order to become an Active Participant and make Deferral Contributions with respect to a Plan Year, an Eligible Director must file with the Administrator an election as hereinafter provided (the "Deferral Election"):

              (i) In the case of a Deferral Election for Deferral Contributions to be allocated to the Insured Deferral Account which is effective as of the first day of a Deferral Cycle, such election must be filed at least thirty (30) days (or such later time permitted or approved by the Administrator) prior to the beginning of the Deferral Cycle for which the election is made.

              (ii) In the case of a Deferral Election for Deferral Contributions to be allocated to the Plan Deferral Account which is effective as of the first day of any calendar month, such election must be filed prior to the beginning of the calendar month for which the election is made; or


        2.2(c) By executing and filing such election with the Administrator, an Eligible Director consents and agrees to the following:

              (i) To be bound by all terms and conditions of the Plan and all amendments thereto.

              (ii) In the case of an election to make Deferral Contributions to be allocated to the Insured Deferral Account, to execute such applications and take such physical examinations and to supply truthfully and completely such information as may be requested by any health questionnaire issued by the Administrator; and

              (iii) In the case of an election to make Deferral Contributions to be allocated to the Insured Deferral Account, to make the agreed upon Deferral Contributions to the Plan for each year in the Deferral Cycle.

        2.3     Commencement of Active Participation. An Eligible Director shall
                ------------------------------------
become an Active Participant with respect to a Plan Year only if he is an Eligible Director on the date in such Plan Year his Deferral Election is scheduled to become effective and he timely files and has in effect a Deferral Election with respect to such Plan Year.

        2.4     Length of Participation. An individual who is or becomes a
                -----------------------
Participant shall be or remain an Active Participant whenever he is an Eligible Director with a Deferral Election in effect; and he shall be or remain an Inactive Participant whenever he is entitled to future benefits under the terms of the Plan and is not considered an Active Participant.

                                  ARTICLE III
                          Deferral Election, Deferral
                 Account and Adjustments and Benefit Schedules
                 ---------------------------------------------

        3.1     Deferral Account.
                ----------------

        3.1(a) The Corporation shall establish and maintain on its books a Deferral Account, and appropriate subdivisions thereof, for each Participant to reflect the Participant's benefits under the Plan.

        3.1(b) The balance in the Deferral Account of a Participant shall consist of his Deferral Contributions made to the Plan pursuant to paragraph 3.2, amounts credited pursuant to subparagraph 3.3(b) and deemed earnings or loss thereon determined pursuant to paragraph 3.4.

        3.2     Deferral Election.
                -----------------

        3.2(a) Subject to the restrictions and conditions hereinafter provided, an Eligible Director who has not yet reached his Benefit Commencement Date by the beginning of a calendar month shall be entitled to elect to defer, as a Deferral Contribution with respect to such calendar month, a dollar amount of his Compensation which is specified by and in accordance with his direction in his Deferral Election(s) for such Plan Year. Any such Eligible Director may make either or both of the following types of Deferral Elections with respect to a Plan Year:

              (i) An individual who is an Eligible Director on the first day of a Deferral Cycle may make a Deferral Election effective at the beginning of the Deferral Cycle and such election shall be based on the rules of subparagraph 3.2(c). Any such election must be filed with the Administrator at the time required under clause (i) of subparagraph 2.2(b). Deferral Contributions made pursuant to such election shall be allocated to the Insured Deferral Account.

              (ii) An individual who is an Eligible Director on the first day of any calendar month and who is then eligible to make a Deferral Election may make an initial or amended Deferral Election in the form of an initial or increased Deferral Election effective at the beginning of the calendar month for which filed. Any such election must be filed with the Administrator at the time required under clause (ii) of subparagraph 2.2(b). Deferral Contributions made pursuant to such election shall be allocated to the Plan Deferral Account.

        3.2(b) Deferral Contributions made by a Participant for a calendar month shall be credited to his Deferral Account as of the last day of such calendar month. Such contributions shall be considered made when the Compensation from which such contributions are deducted would otherwise have been paid.

        3.2(c) For a Deferral Cycle, a Participant's election to defer Compensation for allocation to the Insured Deferral Account is subject to the following rules:

              (i) A Participant's Deferral Cycle Amount must be stated in whole dollar amounts.

              (ii) Such Deferral Election shall be irrevocable and shall be effective for the entire Deferral Cycle, provided however that such Deferral Election may be revised as provided in the election form for a Deferral Cycle in the event that the Rate of Return is adjusted based on a health examination.

              (iii) Such Deferral Election may contain a designation that all or part of the Participant's balance in his Plan Deferral Account shall be allocated to the Insured Deferral Account in equal increments over the Deferral Cycle.

        3.3     Termination of Deferral Election and Completion of
                --------------------------------------------------
Contribution of Deferral Cycle Amount.
-------------------------------------

        3.3(a) In the event that a Participant ceases to be an Eligible Director, his Deferral Election shall be terminated and Deferral Contributions shall automatically cease.

        3.3(b) In the event that a Participant ceases to be an Eligible Director for reasons other than his death, such Participant may contribute from his funds other than Compensation the remaining Deferral Cycle Amount for each year in any incomplete Deferral Cycle; provided that in the event of his death after ceasing to be an Eligible Director, contributions scheduled to be made thereafter shall not be due. Such contributions shall be made on an after-tax basis at such time as the Participant and the Administrator shall agree.

        3.3(c) If the Participant fails or refuses to complete the contributions for the Deferral Cycle:

              (i) no Scheduled Death Benefit shall be paid with respect to such incomplete Deferral Cycle, and

              (ii) contributions actually made by the Participant for the Deferral Cycle shall be credited with earnings at the Rate of Return applicable to the Subdivision of the Insured Deferral Account which represents such incomplete Deferral Cycle.

        The Deferral Benefit payable to the Participant or his surviving spouse with respect to such subdivision shall be based only on the contributions to such subdivision plus earnings thereon and shall not be based on the projected benefit set forth in the Benefit Schedule for such incomplete Deferral Cycle.

        3.4     Crediting of Deemed Earnings to Deferral Accounts.
                -------------------------------------------------

        3.4(a) At the end of each Plan Year and at such other time as a Participant's Deferral Benefit becomes payable, there shall be credited to the Deferral Account an amount representing deemed earnings (without compounding for the Plan Year) on the average balance of such account during such Plan Year. Such earnings shall be determined by multiplying such average balance by the Rate of Return. In the case of a calculation of earnings prior to the end of a Plan Year, the Rate of Return for the prior Plan Year will be used.

        3.4(b) In the event that the Scheduled Death Benefit becomes payable by reason of the Participant's death prior to the applicable Benefit Commencement Date, there shall be credited to the Insured Deferral Account the amount required so that the balances will be equal to the amount of the Scheduled Death Benefit and no further deemed earnings shall be credited with respect thereto.

        3.4(c) If a Participant's Deferral Benefit held in the Plan Deferral Account is paid in quarterly installments, earnings shall be credited after the Benefit Commencement Date as provided in clause (ii) of subparagraph 6.3(b).

        3.5     Equitable Adjustment in Case of Error or Omission. Where an
                -------------------------------------------------
error or omission is discovered in the account of a Participant, the Administrator shall be authorized to make such equitable adjustment as it deems appropriate.

        3.6     Statement of Deferral Account Balance. Within a reasonable time
                -------------------------------------
after the end of each Plan Year and at the date a Participant's Deferral Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the balance as of such date in his Deferral Account.

        3.7     Issuance of Benefit Schedule.
                ----------------------------

        3.7(a) Within a reasonable time prior to the Deferral Election filing date for a Deferral Cycle for a Participant or Eligible Director who is then anticipated to be eligible to become a Participant, the Administrator shall provide to such Participant or Eligible Director the applicable Benefit Schedule for such Deferral Cycle.

        3.7(b) A Participant's Benefit Schedule(s) shall contain information regarding Scheduled Death Benefit(s) or Rate(s) of Return applicable thereto and shall be used in connection with the computation of benefits provided to him under the Plan.

        3.7(c)  If:

              (i) A Participant elects a greater or lesser Deferral Cycle Amount or alternate time of payment than is assumed in his Benefit Schedule,

              (ii) A Participant is determined by the Administrator not to be a satisfactory health risk, or

              (iii) The assumed Rate of Return for a Deferral Cycle is changed,

the  Administrator  shall  unilaterally  and  appropriately  modify the  Benefit
Schedule in question and the Scheduled Death Benefit thereby affected based on the assumed underwriting standards of the Plan, actual Rate of Return or actual Deferral Cycle Amount applicable to the Participant. A copy of any such revised Benefit Statement shall be provided to the Participant.


                                  ARTICLE IV
                                    Vesting
                                    -------
        4.1     Vesting. A Participant's rights to the balance in the Deferral
                -------
Account and Deferral Benefit shall be fully vested and non-forfeitable at all times, and termination of his employment as a Director of the Corporation for any reason whatsoever or his death shall not in any way diminish the amount payable to the Participant or his Beneficiary.


                                   ARTICLE V
                                    Funding
                                    -------
        5.1     Funding.
                -------

        5.1(a) The undertaking to pay Deferral Benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Corporation and subject to the claims of the Corporation's creditors. The Deferral Account shall be maintained as a book reserve account solely for accounting purposes.

        5.1(b) Except as provided in the Rabbi Trust established as permitted in paragraph 5.2, nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind of a fiduciary relationship between the Corporation and the Participant or his Beneficiary or any other person or to give any Participant or Beneficiary any right, title or interest in any specific asset or assets of the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Corporation.

        5.1(c) Where more than one Corporation participates in the Plan, the funding and payment provisions hereof shall apply separately to each such Corporation.

        5.1(d) The Plan Sponsor may in its discretion make payment of any or all benefits under the Plan in lieu of payment by one or more Corporations. Where the Plan Sponsor makes payments on behalf of other Corporations, the Plan Sponsor may require contributions by participating Corporations to the Plan Sponsor at such times (whether before at or after the time of payment), in such amounts and on such basis as it may from time to time determine in order to defray the costs of benefits and administration of the Plan.

        5.2     Use of Rabbi Trust Permitted. Notwithstanding any provision
                ----------------------------
herein to the contrary, the Plan Sponsor may in its sole discretion elect to establish and fund a Rabbi Trust for the purpose of providing benefits under the Plan.

                                  ARTICLE VI
                              Payment of Benefits
                              -------------------

        6.1     Deferral Benefit. For purposes hereof, a Participant's Deferral
                ----------------
Benefit shall be the balance in his Deferral Account at the time in question.

        6.2     Time and Form of Payment of Insured Deferral Account.
                ----------------------------------------------------

        6.2(a) A Participant's Deferral Benefit attributable to each subdivision of his Insured Deferral Account shall become payable at the following applicable times:

              (i) The first day of the calendar quarter selected by the Participant in the Deferral Election for the subdivision of the Insured Deferral Account relating to the Deferral Cycle for which the Deferral Election is made, if the Participant is then alive.

              (ii) If earlier, the first day of the calendar quarter following the date of the Participant's death.

        6.2(b) A Participant's Deferral Benefit and/or Scheduled Death Benefit attributable to each subdivision of his Insured Deferral Account shall be paid to the Participant or, if deceased, his Beneficiary in cash in forty (40) substantially equal quarterly installments as set forth in the Participant's Benefit Schedule with respect to each such subdivision.

        6.3     Time and Form of Payment of Plan Deferral Account.
                -------------------------------------------------

        6.3(a) A Participant's Deferral Benefit attributable to his Plan Deferral Account with respect to each Deferral Election shall become payable at one of the following times selected by the Participant in such Deferral Election and based on the date, which must be the first day of a calendar quarter, specified by the Participant therein (the "Elected Date"):

              (i)   Elected Date - the Elected Date.
                    ------------

              (ii)  Earlier of Elected Date or Termination as a Director - the
                    ----------------------------------------------------
        earlier of the Elected Date or the first day of the calendar quarter next following the date the Participant ceases to be a Director.

              (iii) Later of Elected Date or Termination as a Director - the
                    --------------------------------------------------
        later of the Elected Date or the first day of the calendar quarter next following the date the Participant ceases to be a Director.

A Participant's time of payment election may also include a time of payment acceleration to the first day of the calendar quarter following the date of his death where he dies before his otherwise applicable payment date.

        6.3(b) A Participant Deferral Benefit attributable to his Plan Deferral Account with respect to each Deferral Election shall be paid to the Participant or his Beneficiary in cash in either of the following options selected by the Participant in such Deferral Election:

              (i)   Lump Sum Payment - a lump sum payment.
                    ----------------

              (ii)  Quarterly Installments - substantially equal consecutive
                    ----------------------
        quarterly installments payable on the first day of each calendar quarter over a term certain selected by the Participant in his Deferral Election but not extending beyond ten (10) years, taking into account projected earnings on the unpaid portion of any such payments at the Rate of Return in effect each year.

        6.4     Acceleration of Time or Form of Payment. Notwithstanding any
                ---------------------------------------
provision herein to the contrary, the Board of the Plan Sponsor in its sole discretion may accelerate the time of payment hereunder or may pay a portion or all of a Participant's Deferral Benefit or Deferral Account with respect to the Participant in a lump sum payment in commutation of amounts otherwise to be paid after the Participant ceases to be a Director. In the case of an Insured Deferral Account (but not the Plan Deferral Account), the payment shall be discounted at the Rate of Return relating to the subdivision(s) of such account for which the acceleration relates and for the period(s) to which it relates.

        6.5     Early Withdrawal Rights.
                -----------------------

        6.5(a) In the event of any unforseeable emergency and upon written request of a Participant (or, if subsequent to his death, his Beneficiary), the Board of the Plan Sponsor in its sole discretion may cause to be paid in one lump sum to the Participant or his Beneficiary all or any portion of the Participant's Deferral Benefit. Any such payment shall be limited to that amount reasonably necessary to alleviate the unforseeable emergency. For purposes hereof an unforseeable emergency shall be defined as a severe financial hardship to the Participant (or, if subsequent to his death, his Beneficiary) resulting from a sudden and unexpected illness, accident or loss of property due to casualty, or any other similar extraordinary and unforseeable circumstance arising as a result of events beyond the control of the Participant (or, if subsequent to his death, his Beneficiary).

        6.5(b) Upon written request at any time prior to pay out of the Participant's entire Deferral Benefit, a Participant may elect to withdraw all or a portion of his Deferral Account subject to the following forfeiture provisions:

              (i) The Participant shall forfeit ten percent (10%) of the amount elected to be withdrawn. Such forfeited amount shall be subtracted from the account from which withdrawn but shall not at any time be distributed to the Participant; and

              (ii) The Participant shall forfeit the right to make additional deferrals of Compensation for one full Plan Year following the withdrawal.

It is intended that the forfeitures described herein constitute a "substantial limitation or restriction" on the right to receive the amounts held in the Deferral Account as that term is used for purposes of Sections 61 and 451 of the Code. Any remaining payments or account balances shall be appropriately adjusted.

        6.6     Benefit Determination and Payment Procedure. Except to the
                -------------------------------------------
extent allocated to the Board of the Plan Sponsor, the Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant (or the Participant's Beneficiary in the event of the death of the Participant). The Administrator shall promptly notify the Corporation and, where payments are to be made from a Rabbi Trust, the trustee thereof, of each such determination that benefit payments are due and provide to the Corporation or trustee all other information necessary to allow the Corporation or trustee to carry out said determination, whereupon the Corporation or trustee shall pay such benefits in accordance with the Administrator's determination.

        6.7     Payments to Minors and Incompetents. If a Participant or
                -----------------------------------
Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

        6.8     Distribution of Benefit When Distributee Cannot Be Located. The
                ----------------------------------------------------------
Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.



                                  ARTICLE VII
                            Beneficiary Designation
                            -----------------------

        7.1     Beneficiary Designation.
                -----------------------

        7.1(a) Each Participant shall be entitled to designate a Beneficiary hereunder by filing a designation in writing with the Administrator on the form provided for such purpose. Any Beneficiary designation made hereunder shall be effective only if signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

        7.1(b) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary.

        7.1(c) A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

        7.1(d) If the Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased him, then his estate shall be deemed to be his Beneficiary.

        7.1(e) If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit has been distributed, then, absent any other provision by the Participant, the unpaid balance thereof shall be distributed to the estate of the deceased Beneficiary. If multiple beneficiaries are designated, absent any other provision by the Participant, those named or the survivors of them shall share equally in any amounts payable hereunder.


                                 ARTICLE VIII
                              Plan Administrator
                              ------------------

        8.1     Plan Administrator. The Plan shall be administered by a plan
                ------------------
administrator (the "Administrator") to be appointed by and serve at the pleasure of the Plan Sponsor, or in the absence of the appointment or in the event any person so appointed shall fail or cease to serve, the Plan Sponsor shall be the Administrator.

        8.2     Power and Authority of Administrator. The Administrator is
                ------------------------------------
hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan, including the power to interpret the provisions of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

                                  ARTICLE IX
                       Amendment and Termination of Plan
                       ---------------------------------

        9.1     Amendment or Termination of the Plan. The Plan may be terminated
                ------------------------------------
at any time by the Board of the Plan Sponsor. The Plan may be amended in whole or in part from time to time by the Board of the Plan Sponsor effective as of any date specified. No amendment or termination shall operate to decrease a Participant's Deferred Benefit as of the earlier of the date on which the amendment or termination is approved by the Board of the Plan Sponsor or the date on which an instrument of amendment or termination is signed on behalf of the Plan Sponsor.


                                   ARTICLE X
                      Adoption by Additional Corporations
                      -----------------------------------

        10.1    Adoption by Additional Corporations. Any subsidiary, affiliate
                -----------------------------------
or other related corporation to the Plan Sponsor (whether by management agreement or ownership) may adopt the Plan with the consent of the Board of the Plan Sponsor and approval by its Board.


                                  ARTICLE XI
                                 Miscellaneous
                                 -------------

        11.1    Non-assignability. The interests of each Participant under the
                -----------------
Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his Beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

        11.2    Right to Require Information and Reliance Thereon. The
                -------------------------------------------------
Corporation and Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provision so the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

        11.3    Notices and Elections. All notices required to be given in
                ---------------------
writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election.

        11.4    Delegation of Authority. Whenever the Plan Sponsor or any other
                -----------------------
Corporation is permitted or required to perform any act, such act may be performed by its President or Chief Executive Officer or other person duly authorized by its President or Chief Executive Officer or the Board of the Corporation.

        11.5    Service of Process. The Administrator shall be the agent for
                ------------------
service of process on the Plan.

        11.6    Governing Law. The Plan shall be construed, enforced and
                -------------
administered in accordance with the laws of the Commonwealth of Virginia.

        11.7    Binding Effect. The Plan shall be binding upon and inure to the
                --------------
benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

        11.8    Severability. If any provision of the Plan should for any reason
                ------------
be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

        11.9    No Effect on Employment Agreement. The Plan shall not be
                ---------------------------------
considered or construed to modify, amend or supersede any employment or other agreement between the Corporation and the Participant heretofore or hereafter entered into unless so specifically provided.

        11.10   Gender and Number. In the construction of the Plan, the
                -----------------
masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

        11.11   Titles and Captions. Titles and captions and headings herein
                -------------------
have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

        IN WITNESS WHEREOF, the Plan Sponsor has caused the Plan to be signed on its behalf by its duly authorized officer or member of its Board of Directors on the day, month and year aforesaid.


                                          SOUTHERN STATES COOPERATIVE,
                                            INCORPORATED, Plan Sponsor

                                          By:      /s/ Gene A. James
                                             ------------------------------
                                           Its   President & CEO
                                              -----------------------------